                                                                   Exhibit II.3.

                              Form of Global Note

          This Note is a global security and is registered in the name of Bank One Nominees Limited, as Nominee (the "Nominee") for Bank One, NA, the common depositary (the "Depositary") for Clearstream Banking, societe anonyme and Euroclear Bank S.A./N.V. Unless and until this Note is exchanged for Notes in definitive form, this Note may not be transferred except as a whole by the Nominee or a nominee of the Depositary to the Depositary or another depositary or by the Depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

          Unless this Note is presented by an authorized representative of the Nominee to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Bank One Nominees Limited or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Bank One Nominees Limited or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Bank One Nominees Limited, has an interest herein.

                              Wal-Mart Stores, Inc.

                             [____]% NOTES DUE 2013

[Number .]                                              ISIN No.: XS0160673264
[(Pounds).]                                             Common Code: 016067326



          WAL-MART STORES, INC., a corporation duly organized and existing under the laws of the State of Delaware, and any successor corporation pursuant to the Indenture (herein referred to as the "Company"), for value received, hereby promises to pay to BANK ONE NOMINEES LIMITED or registered assigns, the principal sum of [.] POUNDS STERLING on January [__], 2013, in such coin or currency of the United Kingdom [of Great Britain and Northern Ireland (the "United Kingdom")] as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, computed on the basis of a 360-day year of twelve 30-day months, semi-annually in arrears on January [__] and July [__] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"), commencing on July [__], 2003, on said principal sum in like coin or currency, at the rate per annum specified in the title of this Note from January [__], 2003 or from the most recent January [__] or July [__] to which interest has been paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this
Note is registered (the "holder") at the close of business on the preceding January [__], in the case of an Interest Payment Date of January [__], and on the preceding July [__], in the case of an Interest Payment Date of July [__] (each, a "Record Date").

          Reference is made to the further provisions of this Note set forth in the succeeding sections hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to in Section 1 hereof.

          IN WITNESS WHEREOF, the Company has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President or one of its Vice Presidents by manual or facsimile signature under its corporate seal, attested by its Secretary, one of its Assistant Secretaries, its Treasurer or one of its Assistant Treasurers by manual or facsimile signature.

                                        Wal-Mart Stores, Inc.



                                        By:     _______________________________
                                                Name:
                                                Title:


[SEAL]                                  Attest: ____________________________
                                                Name:
                                                Title:


Dated: January [__], 2003


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                        Bank One Trust Company, NA,
                                          as Trustee


                                        By: ________________________________
                                             Authorized Signatory

                              WAL-MART STORES, INC.

                             [____]% NOTES DUE 2013

          1. Indenture; Notes. This Note is one of a duly authorized series of Securities of the Company designated as the "[____]% Notes due 2013" (the "Notes"), issued in an aggregate principal amount of [(pound)__________] on January [__], 2003. Such Series of Securities has been established pursuant to, and is one of an indefinite number of series of debt securities of the Company, issued or issuable under and pursuant to, the Indenture, dated as of December 11, 2002 (the "Indenture"), duly executed and delivered by the Company and Bank One Trust Company, NA, as Trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes and of the terms upon which this Note is, and is to be, authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and those set forth in this Note. To the extent that the terms, conditions and other provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of this Note shall govern.

          All capitalized terms that are used but not defined in this Note shall have the meanings assigned to them in the Indenture.

          The Company may, without the consent of the Holders, issue and sell additional Securities ranking equally with the Notes and otherwise identical in all respects (except for their date of issue, issue price and the date from which interest payments thereon shall accrue) so that such additional Securities shall be consolidated and form a single series with the Notes; provided, however, that no additional Securities of any existing or new series may be issued under the Indenture if an Event of Default has occurred and remains uncured thereunder.

          2. Ranking. The Notes shall constitute the senior, unsecured and unsubordinated debt obligations of the Company and shall rank equally in right of payment among themselves and with all other existing and future senior, unsecured and unsubordinated debt obligations of the Company.

          3. Payment of Overdue Amounts. The Company shall pay interest, calculated on the basis of a 360-day year of twelve 30-day months, on overdue principal and overdue installments of interest, if any, from time to time on demand at the interest rate borne by the Notes to the extent lawful.

          4. Optional Redemption. The Company may, at its sole option and discretion, redeem all or any part of the Notes at any time and from time to time after their issuance at a redemption price (the "Optional Redemption Price") equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the price at which the yield on the outstanding principal amount of the Notes on the Reference Date (as defined herein) is equal to the yield on the [insert name of Benchmark Gilt] (the "Benchmark Gilt") as of the Reference Date for that redemption, as determined by reference to the middle-market price on the benchmark U.K. Gilt at 3:00 p.m., London time, on that date, in either case, plus accrued and unpaid interest on the Notes up to, but excluding, that Reference Date specified as the redemption date for the Notes being redeemed (each such date, an "Optional Redemption Date"). Such yield shall be determined in accordance with customary market practice. "Reference Date" means the date that is the first dealing day in London prior to the publication of the notice of redemption referred to below.

          (a) The Company will give notice of any redemption of Notes pursuant to this Section 4 between 30 and 60 days preceding the Optional Redemption Date relating to that redemption to each holder of the Notes to be redeemed as described above.

          (b) In the case of any partial redemption pursuant to this Section 4, selection of the Notes for redemption will be made by the Trustee in compliance with the rules and requirements of the London Stock Exchange or, if different, the principal securities exchange on which the Notes are listed or, if the Notes are not so listed or that exchange prescribes no method of selection, on a pro rata basis, by lot or by any other method as the Trustee in its sole discretion deems to be fair and appropriate, although no Note of (pound)1,000 in original principal amount shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to the Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued and delivered to the registered holder thereof, or in the case of notes in definitive form, issued in the name of the holder thereof, in each case upon cancellation of the original Note.

          (c) Unless the Company defaults in payment of the Optional Redemption Price of the Notes redeemed, on and after the relevant Optional Redemption Date, interest will cease to accrue on the Notes or the part of the Notes that have been called for redemption.

          (d) Prior to the publication of any notice of redemption in accordance with Section 17 hereof relating to a redemption pursuant to this Section 4, the Company shall deliver to the Trustee an Officers' Certificate stating that the Company has elected to effect a redemption under this Section 4 and setting forth the Optional Redemption Date, the Optional Redemption Price and the amount of Notes that the Company has elected to redeem at that particular time.

          (e) If the Company elects to redeem the Notes pursuant to this Section 4 at any time, then the Company shall give notice to the Holders in accordance with Section 17 hereof.

          The notice of redemption with respect to each such redemption shall specify:

          (i)   the Optional Redemption Date relating to that redemption;

          (ii)  the Optional Redemption Price relating to that redemption;

          (iii) if less than all of the Notes are being redeemed in that redemption, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Notes to be redeemed;

          (iv) that on the Optional Redemption Date, the Optional Redemption Price with respect to the Notes being redeemed will become due and payable upon each of the

     Notes to be redeemed, and that interest, if any, thereon shall cease to accrue on and after said date;

          (v) the place or places where the Notes being redeemed in that redemption, maturing after the Optional Redemption Date, are to be surrendered for payment of the Optional Redemption Price;

          (vi) the ISIN or common code numbers or other reference numbers of the Depositary or any other number used by a Depository, if any, to identify the particular Notes to be redeemed; and

          (vii) a statement to the effect that the Notes are being redeemed at the option of the Company pursuant to this Section 4.

     A notice of redemption published as contemplated by Section 1.06 of the Indenture as to any redemption under this Section 4 need not identify particular Notes to be redeemed.

          Any notice of redemption shall be, at the election of the Company, given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

          On or before the opening of business on any Optional Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 5.03 of the Indenture, an amount of money sufficient to pay the Optional Redemption Price of, and except if that Optional Redemption Date shall be an Interest Payment Date, accrued but unpaid interest on, the Notes to be redeemed on that Optional Redemption Date.

          The notice of redemption having been given as specified above, the Notes shall, on any particular Optional Redemption Date, become due and payable at the Optional Redemption Price, and from and after such Optional Redemption Date, unless the Company shall default in the payment of the Optional Redemption Price and accrued but unpaid interest, if any, the Notes shall cease to bear interest. Upon surrender of the Notes for redemption in accordance with such notice, the Notes shall be paid by the Company at that Optional Redemption Price, together with accrued but unpaid interest, if any, to that Optional Redemption Date.

          If any Notes, having been called for redemption pursuant to this
Section 4, shall not be so paid upon surrender thereof for redemption, the Optional Redemption Price shall, until paid, bear interest from the Optional Redemption Date at the interest rate borne by this Note.

          5.  Payment of Additional Amounts; Redemption Upon a Tax Event.
          (a) Payment of Additional Amounts. The Company shall pay to the holder of this Note who is a United States Alien (as defined below) such additional amounts as may be necessary so that every net payment of principal of and interest on this Note to such holder, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon such holder by the United States of America or any taxing authority thereof or therein, will not be less than the amount provided in the Notes to be then due and payable (such amounts, the "Additional Amounts"); provided, however, that the Company shall not be required to make any payment of Additional Amounts for or on account of:

          (i) any tax, assessment or other governmental charge that would not have been imposed but for (A) the existence of any present or former connection between such holder, or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation, and the United States of America including, without limitation, such holder, or such fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident of the United States of America or treated as a resident thereof or being or having been engaged in trade or business or present in the United States of America, or (B) the presentation of this Note for payment on a date more than 30 days after the later of (x) the date on which such payment becomes due and payable and (y) the date on which payment thereof is duly provided for;

          (ii) any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

          (iii) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company or foreign personal holding company with respect to the United States of America, or as a corporation which accumulates earnings to avoid United States federal income tax;

          (iv) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of or interest on this Note;

          (v) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on this Note if such payment can be made without withholding by any other paying agent;

          (vi) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (vii) any tax, assessment or other governmental charge imposed on interest received by (A) a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and the regulations that may be promulgated thereunder) of the Company or (B) a controlled foreign corporation with respect to the Company within the meaning of the Code;

          (viii) any withholding or deduction which is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

          (ix) any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) in this Section 5(a);

nor shall any Additional Amounts be paid to any holder who is a fiduciary partnership or other than the sole beneficial owner of this Note to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder.

          "United States Alien" means any corporation, partnership, individual or fiduciary that is, as to the United States of America, a foreign corporation, a non-resident alien individual who has not made a valid election to be treated as a United States resident, a non-resident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States of America, a foreign corporation, a non-resident alien individual or a non-resident fiduciary of a foreign estate or trust.

          (b) Redemption Upon a Tax Event. The Notes may be redeemed at the option of the Company in whole, but not in part, on a date (such date, the "Tax Redemption Date") to be fixed by the Company on not more than 60 days' and not less than 30 days' notice, at a redemption price equal to 100% of the principal amount of the Notes (the "Tax Redemption Price") plus accrued but unpaid interest, if any, thereon, if the Company determines that as a result of any change in or amendment to the laws, treaties, regulations or rulings of the United States of America or any political subdivision or taxing authority thereof, or any proposed change in such laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of such laws, treaties, regulations or rulings, including a holding by a court of competent jurisdiction in the United States of America, or any other action, other than an action predicated on laws generally known on or before [______ __, 20__] [insert Settlement Date] except for proposals before the U.S. Congress before such date, taken by any taxing authority or a court of competent jurisdiction in the United States of America, or the official proposal of any such action, whether or not such action or proposal was taken or made with respect to the Company, (A) the Company has or will become obligated to pay Additional Amounts or (B) there is a substantial possibility that the Company will be required to pay such Additional Amounts.

          Prior to the publication of any notice of redemption pursuant to
Section 17 hereof, the Company shall deliver to the Trustee (1) an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the rights of the Company to so redeem have occurred and (2) an Opinion of Counsel to such effect based on such statement of facts.

          If the Company elects to redeem the Notes pursuant to this Section 5(b), then it shall give notice to the Holders pursuant to Section 17 hereof.

          The notice of redemption shall specify:

          (i)  the Tax Redemption Date;

          (ii) the Tax Redemption Price;

          (iii) that on the Tax Redemption Date, the Tax Redemption Price will become due and payable upon the Notes, and that interest, if any, thereon shall cease to accrue on and after said date;

          (iv) the place or places where the Notes, maturing after the Tax Redemption Date, are to be surrendered for payment of the Tax Redemption Price;

          (vi) the ISIN and common code numbers or other Depositary reference numbers or any other number used by a Depository to identify the Notes, if any; and

          (vii) a brief statement to the effect that the Notes are being redeemed at the option of the Company pursuant to this Section 5(b) and a brief statement of the facts permitting such redemption.

     A notice of redemption published as contemplated by Section 1.06 of the Indenture need not identify particular Notes to be redeemed as all of the Notes must be redeemed pursuant to this Section 5(b) if the Company elects to make a redemption under this Section 5(b).

          The notice of redemption regarding the Notes shall be, at the election of the Company, given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

          On or before the opening of business on the Tax Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 5.03 of the Indenture, an amount of money sufficient to pay the Tax Redemption Price of, and except if the Tax Redemption Date shall be an Interest Payment Date, accrued but unpaid interest on, the Notes.

          The notice of redemption having been given as specified above, the Notes shall, on the Tax Redemption Date, become due and payable at the Tax Redemption Price, and from and after such date, unless the Company shall default in the payment of the Tax Redemption Price and accrued but unpaid interest, if any, the Notes shall cease to bear interest. Upon surrender of the Notes for redemption in accordance with such notice, the Notes shall be paid by the Company at the Tax Redemption Price, together with accrued but unpaid interest, if any, to the Tax Redemption Date.

          If the Notes, having been called for redemption pursuant to this
Section 5(b), shall not be so paid upon surrender thereof for redemption, the Tax Redemption Price shall, until paid, bear interest from the Tax Redemption Date at the interest rate borne by this Note.

          6. Re-Denomination in Euros. If, prior to the maturity of the Notes, the United Kingdom adopts the euro as its lawful currency in accordance with the Treaty establishing the European Communities, as amended by the Treaty on European Union, the Notes will be re-denominated into euros, and the regulations of the European Commission relating to the euro shall apply to the Notes. Any re-denomination of the Notes shall be effective on the date that the euro becomes the official currency of the United Kingdom and, on that date, the principal amount of the Outstanding Notes shall be converted from pounds Sterling into an equivalent amount of euros based on the official conversion rate for the conversion of all pounds Sterling to euro on that date. Upon any such conversion, the holder of this Note may request that the Company issue a replacement promissory note of like tenor to this note, except that the replacement promissory note shall be denominated in euros. Upon receiving any such request and this Note in form and with all instruments necessary to the transfer of this Note on the registry for the Notes, the Company will deliver to the Trustee for authentication a replacement note as described above along with an order ordering the Trustee to authenticate and deliver that replacement promissory note. The circumstances and consequences described in this Section 6 will not entitle the Company, the Trustee or any holder of the Notes to redeem early, rescind, or receive notice relating to the Notes, repudiate the terms of the Notes or the Indenture, raise any defense, request any compensation or make any claim, nor will these circumstances and consequences affect any of the Company's other obligations under the Notes or the Indenture.

          7. Place and Method of Payment. Subject to Section 14 hereof, the Company shall pay principal of and interest on the Notes at the office or agency of the Paying Agent or the Company in London and the Borough of Manhattan, The City of New York; provided, however, that at the option of the Company, the Company may pay interest by check mailed to the person entitled thereto at such person's address as it appears on the Registry for the Notes.

          8. Defeasance of the Notes. The Notes are not subject to defeasance of any type.

          9.  Sinking Fund. The Notes are not subject to a sinking fund.

          10. Amendment and Modification. Article Nine of the Indenture contains provisions for the amendment or modification of the Indenture and the Notes without the consent of the Holders in certain circumstances and requiring the consent of Holders of not less than a majority in aggregate principal amount of the Notes and Securities of other series that would be affected in certain other circumstances. However, the Indenture requires the consent of each holder of the Notes and Securities of other series that would be affected for certain specified amendments or modifications of the Indenture and the Notes. The provisions of the Indenture provide for, among other things, the execution of supplemental indentures, which are applicable to this Note.

          11. Default; Waiver. If an Event of Default with respect to the Notes shall occur and be continuing, then either the Trustee or the Holders of not less than 25% in principal amount of the Notes of this Series then outstanding may declare the principal amount of the Notes of this Series to be immediately due and payable in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in the event of such a declaration, the Holders of a majority in principal amount of all of the Notes of this Series then outstanding, in accordance with the provisions of, and in the circumstances provided by, the Indenture, may rescind and annul the declaration and its consequences and the related default and its consequences may be waived with respect to all of the Notes.

          12. Absolute Obligation. No reference herein to the Indenture and no provisions of the Notes or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the time and in the coin or currency herein prescribed.

          13. Form and Denominations; Global Notes; Definitive Notes. The Notes are being issued in registered book-entry form without interest coupons in denominations of(pound)1,000 and integral multiples of(pound)1,000. The Notes are being issued in the form of global notes (each, a "Global Note"), evidencing all or any portion of the Notes and registered in the name of Bank

One Nominees Limited, as Nominee for the Depositary or such other nominee (including their respective successors) as the Depositary may name. The Notes shall be issued in certificated form (each, a "Definitive Note") only in the following limited circumstances: (1) the Depositary is no longer willing or able to discharge its responsibilities properly, and neither the Trustee nor the Company has appointed a qualified successor within 90 days; or (2) an event of default has occurred and is continuing under the Indenture; or (3) the Company decides to discontinue the book-entry system. If any of these three events occurs, the Trustee will reissue the Notes in fully certificated registered form and will recognize the registered Holders of the certificated Notes as Holders under the Indenture. Such Definitive Notes shall be registered in such name or names as the Depositary shall instruct the Trustee.

          14. Registration, Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the Company shall provide for the registration of the Notes and the transfer and exchange of the Notes, whether in Global or Definitive form. At the option of the Holders, at any office or agency designated and maintained by the Company for such purpose (the "Transfer Agent") pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any transfer tax or other governmental charges imposed in connection therewith subject to Section 5 hereof, the Notes may be transferred or exchanged for an equal aggregate principal amount of the Notes of like tenor and of other authorized denominations upon surrender and cancellation of the Notes upon any such transfer.

          The Company, the Trustee, or any Agent of the Company or of the Trustee may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note (whether or not the Notes shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of principal of, premium, if any, and interest on such Notes, payment of any Optional Redemption Price or Tax Redemption Price of the Notes and for all other purposes, and none of the Company, the Trustee, or any Agent of the Company or of the Trustee shall be affected by notice to the contrary. All such payments made to or upon the order of such holder shall, to the extent of the amount or amounts paid, effectually satisfy and discharge liability for moneys payable on this Note.

          Notwithstanding the preceding paragraphs of this Section 14, any registration of transfer or exchange of a Global Note shall be subject to the terms of the legend appearing on the initial page thereof.

          15. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of this Note, or of the Indenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Note and the Indenture and the obligations issued hereunder are solely corporate obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Note or in the Indenture or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for this issuance of the Notes.

          16. Appointment of Agents. Bank One, NA, acting through its London Branch, is hereby appointed Registrar for the purpose of registering the Notes and transfers and exchanges of the Notes and the London Paying Agent, each pursuant to this Note and Section 3.04 of the Indenture, and Transfer Agent with respect to the Notes in the United Kingdom. Bank One Trust Company, NA is hereby appointed United States Paying Agent, pursuant to this Note and Section 3.04 of the Indenture, and Transfer Agent with respect to the Notes in the United States.

          17. Notices. If the Company is required to give notice to the Holders of the Notes pursuant to the terms of the Indenture, then it shall do so by the means and in the manner set forth in Section 1.06 of the Indenture.

          In addition, the Trustee shall give notices to the Holders of the Notes by publication in a daily newspaper of general circulation in The City of New York and in London. Initially, the Company expects such publication shall be made in The City of New York in The Wall Street Journal and in London in the Financial Times. Any such notice shall be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.

          18. Severability. In case any provision of the Indenture or the Notes shall, for any reason, be held to be invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          19. GOVERNING LAW. THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

     For the value received, the undersigned hereby assigns and transfers the within Note, and all rights thereunder, to:

________________________________________________________________________________
                         (Insert assignee's legal name)

________________________________________________________________________________
        (Insert assignee's social security or tax identification number)

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

________________________________________________________________________________


________________________________________________________________________________

and irrevocably appoints

_______________________________________________________

to transfer this Note on the books of Wal-Mart Stores, Inc. The agent may substitute another to act for it.


                             Your Signature:___________________________________
                                            (Sign exactly as your name appears
                                             on the face of this Note)

Date: ___________________

Signature Guarantee

The signature(s) should be Guaranteed by an Eligible Guarantor Institution pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

                                    * * * * *

     The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common

TEN ENT -   as tenants by the entireties

JT ENT -    as joint tenants with right
            of survivorship and not as
            tenants in common

___________ UNIF GIFT MIN ACT - ______ Custodian _______ under the Uniform Gifts
                                (Cust)           (Minor)

to Minors Act______
             (State)
Additional abbreviations may also be used although not in the above list.